EXHIBIT 99.1

Synthesis Energy Systems, Inc. Reports Progress Update on Second of Three Aluminum Corporation of China Industrial Syngas Gasification Plants

HOUSTON, Sept. 9, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, reports a progress update from its Tianwo-SES Clean Energy Technologies Company Joint Venture in China. The second of three previously announced natural gas replacement projects under construction for Aluminum Corporation of China Limited (CHALCO) (NYSE:ACH) (HKEx:2600) (SSE:601600), located in Xing County, Shanxi Province, has completed installation of the facility's single SES Gasification Technology system. The project team is commencing the first heat-up of the gasifier for the refractory curing period, and has coordinated this nine-day period of gasifier heating with the owners, supervisors, oven drying team and installation team to ensure safety and successful results in advance of the project commissioning phase and start-up of the gasifier, expected later this year.

In addition to Shanxi, the first of the three CHALCO projects located in Zibo City, Shandong Province, is in its start-up and testing phase producing syngas which is being used as a clean and more economical fuel gas alternative to the more expensive natural gas now used by CHALCO. Fast-track construction on the third and largest CHALCO project with three SES gasification systems, located in Henan Province, is also now well underway. Once all three projects enter commercial operation, the installed base for SES Gasification Technology will expand from five to 12 gasification systems in operation in China.

"Our ICCDI partner, with assistance from our Tianwo-SES joint venture team, continues to make good progress on completing the three CHALCO projects with significantly fast-tracked construction. With the Zibo City plant now well into its startup and Shanxi nearing commissioning, ICCDI and Tianwo-SES are well positioned to have both projects operational this year. Based on current progress, we would expect to see the Henan project to enter its commissioning by early next year," said DeLome Fair, President SES Technologies, LLC. "These coal-to-gas turnkey projects manufacture clean syngas from our advanced technology which is used to replace natural gas with our much more economical and clean syngas substitute. We believe using our lower-cost syngas to replace very expensive natural gas represents a significant growth market segment in China and enables Growth With Blue Skies. We are now evaluating a growing pipeline of prospects for similar gas replacement projects."

Total construction order commitments of approximately $102 million (650 million Yuan) for the three projects were announced in December 2014 between Aluminum Corporation of China, China's largest alumina and primary aluminum producer, and Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI). ICCDI is the general contractor supplying all the engineering, construction and balance of plant equipment for the three projects. The total order value for these projects to Tianwo-SES for technology and equipment supply from ICCDI, a subsidiary of Suzhou Thvow Technology Co., Ltd. (STT) (Shenzhen listing code:002564), is expected to be approximately $22 million (140.3 million Yuan). Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is SES's joint venture with STT.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About Tianwo-SES Clean Energy Technologies Co., Ltd.

Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is a joint venture between Synthesis Energy System's wholly owned subsidiary, SES Asia Technologies, Ltd. and Suzhou Thvow Technology Co., Ltd. (STT). The joint venture was formed in 2014 to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES' advanced proprietary gasification technology with the market reach of one of China's leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and STT owns 65%, of Tianwo-SES. For more information on STT, visit: http://www.thvow.com/main_en.

About Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd.

Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI) is based on the restructuring of Coking Design Institute of Shanghai Pacific Chemical Company affiliated Shanghai Huayi Group which is the largest and oldest chemical group under Shanghai municipal government. On October 15, 2010, ICCDI was transformed from a state-owned company into private one, and is 95% owned by Suzhou Thvow Tianwo Technology Co., Ltd. (Thvow). ICCDI is a Class-A design institute with class-A license in chemicals design, class-A license in engineering consulting and class-A license in Evaluation on energy saving. For more information on ICCDI, visit: http://www.iccdi.com.cn/en/.

About Aluminum Corporation of China Limited

Aluminum Corporation of China Limited (CHALCO) is China's largest alumina and primary aluminum producer and the world's second largest alumina producer. CHALCO was established as a joint stock limited company in the People's Republic of China on September 10, 2001 by way of promotion by Aluminum Corporation of China (CHINALCO), Guangxi Investment (Group) Co., Ltd. and Guizhou Provincial Materials Development and Investment Corporation. With a registered capital of RMB 11.049 billion, CHALCO owns ten branches, one research institute, and 12 subsidiaries. It was listed on the New York Stock Exchange, Inc. and the Hong Kong Stock Exchange on December 11 and 12, 2001, respectively (NYSE:ACH) (Hong Kong listing code:2600) (Shanghai Stock Exchange listing code:601600). For more information on CHALCO, visit: http://www.chalco.com.cn/zlgfen/index.htm

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com